UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Global Self Storage, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ISS RECOMMENDS GLOBAL SELF STORAGE STOCKHOLDERS VOTE
FOR AMENDED CHARTER AND EQUITY INCENTIVE PLAN

New York, NY – October 4, 2017 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns and operates self storage facilities, announced today that Institutional Shareholder Services ("ISS"), a leading independent proxy advisory firm, has supported the company's following proposals to: elect William C. Zachary as Class I director (Proposal 1); approve the company's 2017 Equity Incentive Plan (Proposal 2); approve the amendment and restatement of the company's charter (Proposal 3); ratify the appointment of Tait, Weller & Baker LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 5); and approve, on a non-binding, advisory basis, the company's executive compensation (Proposal 6) (the "Recommended Proposals").  ISS recommends that company stockholders vote "For" the Recommended Proposals.  Additionally, ISS has not supported the company's proposal to increase the number of authorized shares of the company's common stock in the event that Proposal 3 is not approved (Proposal 4), and recommended an advisory vote on executive compensation (Proposal 7) once per year, as opposed to the company's recommendation of an advisory vote on such matters every three years.

The company issued the following statement regarding the ISS recommendations:

"Global Self Storage, Inc. is pleased with ISS' recommendation that the company's stockholders vote to approve Proposals 1, 2, 3, 5 and 6.  The company firmly believes that the ISS recommendations further support the Board of Directors' view, which is that these proposals give the company the opportunity to deliver a better total return for its stockholders over the long term.  Although ISS has recommended 'Against' Proposal 4, we believe the increase to the number of authorized shares of common stock is necessary to support the company's future growth. In addition, the company believes that, at this stage of development, having a 'say-on-pay' vote again in 2020 would provide the company with sufficient time to engage stockholders to both understand and respond to the 2017 'say-on-pay' vote results.  As such, the Board of Directors urges stockholders to vote 'For' Proposals 1 – 6 and 'Every Three Years' for Proposal 7 at the Annual Meeting of Stockholders."

Stockholders are encouraged to read the definitive proxy materials in their entirety as they provide, among other things, important information regarding the proposals and the reasons behind the unanimous recommendation of the Board of Directors that stockholders vote "For" Proposals 1 – 6 and "Every Three Years" for Proposal 7.

The company has retained Alliance Advisors as proxy solicitor to assist it in connection with its upcoming Annual Meeting. Stockholders who have questions about the proposals, who need additional copies of the company's proxy materials, or who need assistance in voting their shares are encouraged to call Alliance Advisors toll free at 1-833-501-4812.

Additional Information
This press release may be deemed to be solicitation material in respect of the proposals described in the company's definitive proxy statement on Schedule 14A, filed by the company with the Securities and Exchange Commission ("SEC") on August 15, 2017. The definitive proxy was mailed to the company's stockholders on or about August 15, 2017.  The company may file other relevant documents with the SEC concerning the proposals. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSALS, AND RELATED MATTERS. This press release is not a substitute for the company's definitive proxy statement or other filings that may be made with the SEC.  Stockholders are able to obtain copies of the company's definitive proxy statement, as supplemented, by calling Alliance Advisors toll free at 1-833-501-4812. In addition to receiving the company's definitive proxy statement by mail, stockholders also are able to obtain these documents, as well as other filings containing information about the company, the proposals, and related matters, without charge, from the SEC's website (http://www.sec.gov). In addition, these documents can be obtained, without charge, by contacting the company at 11 Hanover Square, New York, New York 10005, telephone 1-212-785-0900.

The company, its directors and officers, may be deemed participants in the solicitation of proxies in respect of the proposals.  Information about such potential participants, including their interests in the proposals, can be found in the definitive proxy statement and the company's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017.

About Global Self Storage
Global Self Storage, Inc. is a self-administered and self-managed REIT focused on the ownership, operation, acquisition, development and redevelopment of self storage facilities in the United States. The company's self storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. It currently owns and operates, through its wholly owned subsidiaries, eleven self storage properties located in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, and South Carolina. For more information, go to http://ir.globalselfstorage.us/ or visit our self storage customer site at www.globalselfstorage.us.

Cautionary Note Regarding Forward Looking Statements
Certain information presented in this press release may contain "forward-looking statements" within the meaning of the federal securities laws. Forward looking statements include statements concerning the company's plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as "believes," "expects," "estimates," "may," "will," "should," "anticipates" or "intends," or the negative of such terms or other comparable terminology, or by discussions of strategy. The company may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the company's filings with the SEC, and similar information. All forward-looking statements, including without limitation, the company's examination of historical operating trends and estimates of future earnings, are based upon the company's current expectations and various assumptions. The company's expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the company's expectations, beliefs and projections will result or be achieved. All forward looking statements apply only as of the date made. The company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Certain information contained herein has been supplied by third parties. While the company believes such sources are reliable, the company cannot guarantee the accuracy of any such information and does not represent that such information is accurate or complete.

Contact:
Global Self Storage, Inc.
Mark C. Winmill
President and Chief Executive Officer
mwinmill@globalselfstorage.us
1-212-785-0900, ext. 201